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                                                                 EXHIBIT 10.49


                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT (the "AGREEMENT") is made and entered into as of this 15th day of December, 1999, by and among DAVID A. TAYLOR (the "SELLER"), QAD INC., a Delaware corporation (the "PURCHASER") and ENTERPRISE ENGINES, INC. (the "COMPANY").

                                    RECITALS

         A. The Seller is the legal and beneficial owner of Two Million One Hundred Thousand (2,000,100) shares of common stock, without par value, of the Company, constituting One Hundred Percent (100%) of the issued and outstanding shares of common stock of the Company (the "SHARES");

         B. The Purchaser has agreed to purchase the Shares pursuant to the terms of the Stock Purchase Agreement dated December 15, 1999 (the "PURCHASE AGREEMENT") by and between the Seller, the Purchaser and the Company;

         C. The Company has, is and plans to continue carrying on in the business of the Company. The Company and its business, trademarks and trade names have established a favorable reputation and/or recognition throughout the world; and

         D. In order to protect the name, goodwill and business of the Company and as a condition to and in consideration of the execution, delivery and performance of the Purchase Agreement by the Purchaser, the Seller has agreed to
(i) refrain from competing with the Company or the Purchaser, as set forth in this Agreement and (ii) refrain from making disparaging comments about the Purchaser or the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                  1.       COMPETITION

                           1.1      AGREEMENT NOT TO COMPETE.

                  (a) The Seller will refrain, for a period of two (2) years from the date hereof, either alone or in conjunction with any other Person, or directly or indirectly through his present or future Affiliates, from:

                           (i) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an officer or employee of the Company or the Purchaser;


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                           (ii) causing or attempting to cause (A) any client,
         customer or supplier of the Company or the Purchaser to terminate or materially reduce its business with the Company or the Purchaser, or
         (B) any officer, employee or consultant of the Company or the Purchaser to resign or sever a relationship with the Company or the Purchaser;

                           (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or the Purchaser, or any of their respective clients, customers or suppliers; or

                           (iv) competing with, participating or engaging in, or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in selling, creating or developing Enterprise Applications Software for businesses engaged in manufacturing, distribution or supply chain management functions which involves any of the functionality of the E-Ware System as further described below.

         EEI has designed and is currently building a set of technologies for integrating and executing business models known as the E-Ware System. These technologies include the following:

         APPLICATION INTERFACE: This interface surrounds all the other functionality listed below. It is the interface to which all applications are written and hides the details of transactions, collections, naming, events, etc. from the application programmer.

         TRANSACTIONS: These are all the transactional semantics and mechanics that control the concurrency and integrity of every unit of work in a running application. This advanced transaction model will allow multiple transactional views to be open for each client, allowing end users to manage multiple work orders concurrently.

         DYNAMIC UI: This is the infrastructure to support dynamic Java user interfaces. The UI, which can be either a Java applet or a Java application, can respond dynamically to changes in the model. This infrastructure also provides all the smart caching necessary to make these UIs perform in mission critical applications that require fast response times.

         QUERY AND INDEXING: This is the subsystem necessary for the application to do the searching and reporting on all of the data within the application.

         EVENT NOTIFICATION: this functionality allows the application programmer to send events at a predetermined time and rate to any other object(s) within the system

         SYSTEMS INTERFACE: This is the infrastructure to support the interfaces that will be used to communicate with external entities like other ERP or

         OBJECT IMPORT/EXPORT: This subsystem allows us to migrate object data from one version of an application to another.


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         BUSINESS BACKPLANE: A new architecture for business components to be developed by EEI and integrated into the Engine. It includes components interface definitions and supports independent component upgrades.

         ELECTRONIC EXCHANGE: A market-based message broker for identifying and selecting among candidate providers for business requests. Exchanges may be used at levels ranging from low-level data requests to Internet-based buying and selling.

                  (b) The parties hereto recognize that the Laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                  (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                           1.2 CONSIDERATION FOR NONCOMPETITION AGREEMENT. The
Purchaser will pay to the Seller ONE HUNDRED THOUSAND DOLLARS ($100,000) for this covenant payable in twelve (12) equal monthly installments commencing on December 16, 1999.

                  2.       REMEDIES.

                           2.1 INJUNCTIVE RELIEF. The Seller acknowledges and
agrees that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters, that the skills, talents, experience and knowledge of the Seller are very valuable and, if used to compete with the Company or the Purchaser, or if the Seller is permitted to disclose confidential information or permitted to make negative or disparaging comments about the Company, such competition, disclosure and/or comments will greatly decrease the value of the business transferred to the Purchaser pursuant to the Purchase Agreement, and that a violation of any of the terms of this Agreement will cause the Purchaser and the Company irreparable injury for which adequate remedy at law is not available. Therefore, in addition to other remedies that the Purchaser or the Company may have, the Seller agrees that the Purchaser shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining the Seller from committing any violation of the covenants and obligations set forth in this Agreement, together with an award of attorneys' fees to be set by the Court.


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                           2.2 REMEDIES CUMULATIVE. The Purchaser's rights and
remedies under SECTION 2.1 above are cumulative and are in addition to, and not in lieu of, any other rights and remedies the Purchaser may have at law or in equity.

                  3.       MISCELLANEOUS.

                           3.1 NOTICE. All notices, demands and requests
required by this Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one (1) day after being sent, when sent by professional overnight courier service, (iii) five (5) days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this SECTION 3.1.

            If to Purchaser:          QAD Inc.
                                      6450 Via Real
                                      Carpinteria, CA 93013
                                      Attn: General Counsel
                                      Facsimile: 805-566-6080

            With copy to:             Joseph E. Nida, Esq.
                                      Nida & Maloney, LLP
                                      800 Anacapa Street
                                      Santa Barbara, CA  93101
                                      Facsimile No.:  805-568-1955

            If to Seller:             David A. Taylor
                                      4008 Bayview Avenue
                                      San Mateo, california  94403
                                      Facsimile:  none

            With copy to:             Heller, Ehrman, White & McCauliffe
                                      525 University Avenue
                                      Palo Alto, CA  94301
                                      Attn:  Sarah A. O'Dowd
                                      Facsimile No.: 650-324-0638

            If to Company:            Enterprise Engines, Inc.
                                      c/o QAD Inc.
                                      10,000 Midlantic, #200 East
                                      Mt. Laurel, NJ  08054
                                      Attn:  Roland B. Desilets
                                      Facsimile No.:  856-850-2698


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            With copy to:             Joseph E. Nida, Esq.
                                      Nida & Maloney, LLP
                                      800 Anacapa Street
                                      Santa Barbara, CA  93101
                                      Facsimile No.:  805-568-1955

                           This Agreement shall be binding on, and shall inure
to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns; PROVIDED, HOWEVER, that the Seller may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

                           3.3 ENTIRE AGREEMENT. This Agreement and the Purchase
Agreement contain the entire agreement of the parties with respect to the subject matter hereof, and all other agreements, written or verbal, are of no further force or effect.

                           3.4 AMENDMENT. This Agreement may be modified or
amended only by a written agreement signed by the Purchaser and the Seller.

                           3.5 WAIVERS. No waiver of any term or provision of
this Agreement will be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Agreement shall not apply to any subsequent breach of this Agreement.

                           3.6 CAPTIONS AND CROSS-REFERENCES. Captions to the
various sections in this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement. All cross-references in this Agreement, unless specifically directed to another agreement or document, refer to provisions within this Agreement.

                           3.7 COUNTERPARTS. This Agreement may be executed in
several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

                           3.8 SEVERABILITY. The terms and provisions of this
Agreement shall be deemed severable, and if any term, provision or part of any provision is held illegal, void or invalid under applicable law, the same shall be deleted or changed to the minimum extent necessary to make it, as so changed, or the remainder of the provision in the case of a deletion of any part of a provision, legal, valid and binding. If any term or provision of this Agreement is held illegal, void or invalid in its entirety, the remaining terms and provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

                           3.9 ARBITRATION. Any dispute relating to this
Agreement shall be resolved in accordance with the arbitration provisions set forth in the Purchase Agreement.


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                           3.10 ATTORNEYS' FEES AND COSTS. In the event of any
action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party or parties to such litigation shall pay to the successful party or parties all costs and expenses including reasonable attorneys' fees, incurred therein by such successful party or parties, and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses, and attorneys fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs are awarded, the successful party shall be determined by the court.

                           3.11 GOVERNING LAW AND FORUM. THIS AGREEMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PURCHASER, THE COMPANY AND THE SELLER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EXCEPT AS SET FORTH IN SECTION
3.9 ABOVE, ANY AND ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED IN ANY STATE COURT OR FEDERAL COURT SITTING IN SAN FRANCISCO, STATE OF CALIFORNIA, AND EACH PARTY HERETO HEREBY EXPRESSLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND TO VENUE THEREIN AND CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT THEREIN DIRECTED TO THE PARTIES IN THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 3.1 HEREOF.

                           3.12 COVENANT TO PERFORM NECESSARY ACTS. Each party
hereto agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary or otherwise reasonably required to carry out the provisions of this Agreement.

                           3.13 NUMBER AND GENDER. Words in the singular shall
include the plural, and words in a particular gender shall include either or both genders when the context in which such words are used indicate that such is the intent.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                               PURCHASER:

                               QAD Inc.


                               By:____________________________________________
                                     Name:  Albert J. Moyer
                                     Title:  Chief Financial Officer



                                SELLER:


                                ----------------------------------------------
                                David A. Taylor



                                COMPANY:

                                ENTERPRISE ENGINES, INC.


                                By:___________________________________________
                                Name:  David A. Taylor
                                Title:  President and Chief Executive Officer


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